                                                                    EXHIBIT 23.4



              Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
   Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 1997, relating to the consolidated financial statements and schedules of Transcontinental Realty Investors, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             /s/ BDO Seidman, LLP


                                BDO Seidman, LLP

Dallas, Texas
December 31, 1997